EXHIBIT 99

SP Plus Corporation Announces Second Quarter 2022 Results

-- Gross Profit Up 29% Year-on-Year and 16% Sequentially--
--Operating Leverage Drove 71% Year-on-Year EPS Growth--
--Sphere™ Technology Solutions Add Competitive Advantages--
--Raises Full Year 2022 Guidance; EPS and EBITDA to Exceed Pre-Pandemic Levels--

CHICAGO, Aug. 03, 2022 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its second quarter 2022 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “This was another quarter of significant growth and increased profitability for SP+. We continue to gain market share and expand our reach through a combination of scale benefits, high service levels, and technology solutions that differentiate SP+. Our new business wins are tracking ahead of 2019, which we believe demonstrates the strength of our competitive positioning. Net new additions in our Commercial segment reached 107 locations on a trailing twelve-month basis, and we are now providing services at 77 airports, the largest number in our history.

“In the second quarter, our Commercial segment gross profit benefited from increased parking and transportation activity at existing locations and the addition of new locations primarily in the office building, commercial and hospitality verticals. Importantly, we were able to increase Commercial segment adjusted gross profit by 27% year-on-year and 18% from pre-pandemic 2019 levels with a portfolio heavily skewed toward management contracts, which we believe provides greater visibility and resilience in a dynamic economic environment.

“In our Aviation segment, second quarter adjusted gross profit increased 26% year-on-year due to new airport contract wins and the expansion of our services at existing facilities. As travel activity continues to increase, we expect the demand for our suite of services will provide SP+ with additional growth opportunities, particularly because our solutions help address the congestion and related challenges that airports and airlines face.

“Ongoing investments in technology and innovative client-centric solutions have resulted in a step-change in the value proposition SP+ offers, increasing our competitive advantage and making us a more valuable partner. Our solutions are aligned with consumer preferences for frictionless, technology-enabled mobility, strengthening our clients’ competitiveness and providing SP+ with an expanded addressable market.”

Financial Summary

In millions except per share	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$56.1	$58.8	$43.5	$46.4
General and administrative expenses (3)	$26.7	$26.3	$22.0	$21.8
Operating income (3)	$25.6	$28.1	$18.3	$20.5
Net income attributable to SP Plus(3)	$15.4	$17.3	$9.0	$10.6
Net income per share (EPS) (3)	$0.72	$0.81	$0.42	$0.49
EBITDA (1),(3)	NA	$31.7	NA	$23.8
Net cash provided by operating activities	$9.3	NA	$24.3	NA
Free cash flow (1)	NA	$1.7	NA	$21.0

In millions except per share	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$104.6	$110.3	$78.7	$86.5
General and administrative expenses (3)	$51.2	$50.7	$43.0	$42.1
Operating income (3)	$45.7	$51.2	$29.3	$36.2
Net income attributable to SP Plus(3)	$26.1	$30.2	$11.3	$16.4
Net income per share (EPS) (3)	$1.22	$1.41	$0.53	$0.77
EBITDA (1),(3)	NA	$58.1	NA	$42.0
Net cash provided by operating activities	$35.7	NA	$23.3	NA
Free cash flow (1)	NA	$25.5	NA	$17.1

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit updated to include depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and other costs; (b) impairment charges; (c) the amortization of acquired intangible assets; and (d) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Second Quarter Operating Results

Second quarter 2022 reported gross profit of $56.1 million increased 29% from the second quarter of 2021. Excluding depreciation, amortization, restructuring and other costs, adjusted gross profit was $58.8 million, representing a 27% growth from $46.4 million in the comparable quarter of 2021, reflecting the Company’s ability to differentiate itself to win new contracts and improve performance at same locations as the business environment continues to recover.

Reported general and administrative (“G&A”) expenses were $26.7 million in the second quarter of 2022, compared to $22.0 million in the second quarter of 2021. Excluding restructuring and other costs, adjusted G&A expenses for the second quarter of 2022 were $26.3 million, compared to $21.8 million in the comparable quarter of 2021, mainly due to higher performance-based compensation and investments in business development, technology and other resources. While adjusted G&A increased 21% year-over-year, adjusted G&A in the second quarter of 2022 was still approximately 4% below the second quarter of 2019, reflecting savings from permanent cost reduction initiatives over the past two years, which the Company has reinvested in initiatives to support growth.

Second quarter 2022 reported net income attributable to SP Plus was $15.4 million, or $0.72 per share, representing an increase of 71% from second quarter 2021 net income of $9.0 million, or $0.42 per share. Excluding the aforementioned costs, second quarter 2022 adjusted earnings per share were $0.81, compared to $0.49 for the second quarter of 2021.

Year-to-date cash flow from operations of $35.7 million and free cash flow of $25.5 million included, as expected, the receipt of a $20.5 million federal income tax refund. Excluding this refund, cash flow from operations and free cash flow in 2022 was lower than the $23.3 million and $17.1 million, respectively, generated in the first six months of 2021 due to higher cash tax payments and capital expenditures primarily related to technology investments, in addition to certain working capital investments to support increased business activity.

Revised 2022 Outlook

	Reported Measures		Adjusted Measures
	Previous	Revised	Previous	Revised
Gross Profit	$188 - $208 million	$203 - $223 million	$200 - $220 million	$215 - $235 million
EBITDA	NA	NA	$110 - $120 million	$115 - $125 million
Net Income	$50 - $55 million	$53 - $58 million	$56 - $61 million	$60 - $65 million
EPS	$2.31 - $2.55	$2.52 - $2.76	$2.59 - $2.83	$2.86 - $3.10
Cash Flow from Operations	$83 - $98 million	$90 - $104 million	NA	NA
Free Cash Flow	N/A	NA	$70 - $80 million	$75 - $85 million

Mr. Baumann concluded, “We are very pleased with our strong first half performance. The positive business momentum we experienced throughout the second quarter has continued into the second half of the year. As a result, we are raising our full-year outlook and now expect key profitability metrics for full-year 2022, including Adjusted EPS and EBITDA, to exceed 2019 levels, which was a record year for our company.

“Our operating model combines a well-trained and service-focused workforce and an industry-leading suite of technology solutions under the Sphere umbrella to deliver world-class service and innovative solutions that address the complex problems faced by our diverse client base. We believe these attributes have strengthened our market leadership position and have put us on a higher growth trajectory than we experienced pre-pandemic, with additional upside from our reduced cost structure. With strong free cash flow and our expanded credit facility, SP+ has the financial resources to drive organic growth and to continue to invest in people and technology, which we expect will enable us to capture growth opportunities on the horizon. Additionally, we have the financial flexibility to consider strategic acquisitions and to return capital to shareholders, including through stock repurchases. Since we announced a $60 million share repurchase authorization in mid-May of this year, we have purchased $12.7 million of SP+ shares, a strong indication of the confidence we have in our Company’s future prospects.”

Conference Call

The Company's quarterly earnings conference call will be held at 4:00 p.m. (CT) on August 3, 2022 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides technology-driven mobility solutions, professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, and event logistics to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "Revised 2022 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company's ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; actions of activist investors; and the long-term impact of climate change on our business.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Consolidated Statements of Income

(millions, except for share and per share data) (unaudited)	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total services revenue	$381.0	$275.7	$730.8	$522.4
Total cost of services (exclusive of depreciation and amortization shown below)	322.2	229.2	620.6	437.6
General and administrative expenses	26.7	22.0	51.2	43.0
Depreciation and amortization	6.5	6.2	13.3	12.5
Operating income	25.6	18.3	45.7	29.3
Total other expenses, net	3.4	5.0	8.0	10.7
Earnings before income taxes	22.2	13.3	37.7	18.6
Income tax expense	5.9	3.5	10.1	4.9
Net income	16.3	9.8	27.6	13.7
Less: Net income attributable to noncontrolling interest	0.9	0.8	1.5	2.4
Net income attributable to SP Plus Corporation	$15.4	$9.0	$26.1	$11.3
Common stock data
Net income per common share
Basic	$0.73	$0.42	$1.23	$0.53
Diluted	$0.72	$0.42	$1.22	$0.53
Weighted average shares outstanding
Basic	21,195,819	21,177,142	21,211,299	21,145,494
Diluted	21,356,464	21,390,609	21,347,442	21,347,514

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Lease type contracts
Service revenue	$70.6	$50.9	$133.2	$93.6
Subtract: Cost of services (exclusive of depreciation and amortization)	(55.9)	(39.5)	(107.9)	(74.8)
Lease type gross profit, before depreciation and amortization expense	$14.7	$11.4	$25.3	$18.8

Management type contracts
Service revenue	$125.9	$90.3	$247.7	$176.3
Subtract: Cost of services (exclusive of depreciation and amortization)	(81.8)	(55.2)	(162.8)	(110.2)
Management type gross profit, before depreciation and amortization expense	$44.1	$35.1	$84.9	$66.1

Other revenue and cost of services
Reimbursed management type contract revenue	$184.5	$134.5	$349.9	$252.5
Subtract: Reimbursed management type contract expense	(184.5)	(134.5)	(349.9)	(252.5)
Subtract: Lease impairment	—	—	—	(0.1)
Other gross profit, before depreciation and amortization expense	$0.0	$0.0	$0.0	($0.1)

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended			Six Months Ended
Gross profit	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Total services revenue	$381.0	$275.7	$414.2	$730.8	$522.4	$823.6
Subtract: Total cost of services (exclusive of depreciation and amortization)	(322.2)	(229.2)	(352.3)	(620.6)	(437.6)	(708.5)
Gross profit, before depreciation and amortization expense	58.8	46.5	61.9	110.2	84.8	115.1
Subtract: Depreciation and amortization	(2.7)	(3.0)	(2.3)	(5.6)	(6.1)	(4.4)
Gross profit, GAAP (1)	56.1	43.5	59.6	104.6	78.7	110.7
Add: Depreciation and amortization	2.7	3.0	2.3	5.6	6.1	4.4
Add (Subtract): Restructuring and other costs	0.1	(0.1)	—	0.1	1.7	—
Add: Non-cash impairment charges	—	—	—	—	0.1	—
Other, rounding	(0.1)	—	—	—	(0.1)	—
Adjusted gross profit	$58.8	$46.4	$61.9	$110.3	$86.5	$115.1
Decline from 2019	-5%	-25%		-4%	-25%

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended			Six Months Ended
General and administrative expenses	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
General and administrative expenses, GAAP	$26.7	$22.0	$27.7	$51.2	$43.0	$54.8
Subtract: Restructuring and other costs	(0.3)	(0.1)	(0.3)	(0.5)	(0.8)	(1.3)
Other, rounding	(0.1)	(0.1)	—	—	(0.1)	—
Adjusted G&A	$26.3	$21.8	$27.4	$50.7	$42.1	$53.5
Decline from 2019	-4%	-20%		-5%	-21%

	Three Months Ended			Six Months Ended
Operating income	June 30, 2022	June 30, 2021		June 30, 2022	June 30, 2021
Operating income, GAAP	$25.6	$18.3		$45.7	$29.3
Add: Restructuring and other costs	0.4	—		0.6	2.5
Add: Non-cash impairment charges	—	—		—	0.1
Add: Amortization of acquired intangibles	2.1	2.2		4.9	4.3
Other, rounding	—	—		—	—
Adjusted operating income	$28.1	$20.5		$51.2	$36.2

	Three Months Ended			Six Months Ended
Net income attributable to SP Plus	June 30, 2022	June 30, 2021		June 30, 2022	June 30, 2021
Net income attributable to SP Plus, GAAP	$15.4	$9.0		$26.1	$11.3
Add: Restructuring and other costs	0.4	—		0.6	2.5
Add: Non-cash impairment charges	—	—		—	0.1
Add: Amortization of acquired intangibles	2.1	2.2		4.9	4.3
Net tax effect of adjustments	(0.7)	(0.6)		(1.5)	(1.9)
Other, rounding	0.1	—		0.1	0.1
Adjusted net income attributable to SP Plus	$17.3	$10.6		$30.2	$16.4

Net income per share, GAAP
Basic	$0.73	$0.42		$1.23	$0.53
Diluted	$0.72	$0.42		$1.22	$0.53
Adjusted net income per share
Basic	$0.82	$0.50		$1.42	$0.77
Diluted	$0.81	$0.49		$1.41	$0.77

	Three Months Ended			Six Months Ended
Adjusted EBITDA	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Net income attributable to SP Plus, GAAP	$15.4	$9.0	$15.2	$26.1	$11.3	$25.8
Add (subtract):
Income tax expense	5.9	3.5	5.8	10.1	4.9	8.9
Interest expense, net	3.4	5.0	4.8	8.0	10.7	9.7
Total depreciation and amortization expense	6.5	6.2	7.3	13.3	12.5	14.5
Restructuring and other costs	0.4	—	0.3	0.6	2.5	1.3
Non-cash impairment charges	—	—	—	—	0.1	—
Other, rounding	0.1	0.1	0.1	—	—	—
Adjusted EBITDA	$31.7	$23.8	$33.5	$58.1	$42.0	$60.2
Decline from 2019	-5%	-29%		-3%	-30%

SP Plus Corporation
Selected Segment Data
(millions) (unaudited)
	Three Months Ended		Six Months Ended
Commercial Segment	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross Profit, GAAP (1)	$43.7	$33.7	$79.6	$61.8
Add: Depreciation and amortization	1.6	2.0	3.4	4.0
Add: Restructuring and other costs	0.1	—	0.1	1.2
Other, rounding	—	0.1	—	—
Adjusted Gross Profit	$45.4	$35.8	$83.1	$67.0

General and administrative expenses, GAAP	$7.8	$6.0	$13.9	$11.0
Subtract: Restructuring and other costs	(0.6)	(0.1)	(0.7)	(0.1)
Other, rounding	—	0.1	—	0.1
Adjusted G&A	$7.2	$6.0	$13.2	$11.0

Operating income, GAAP	$34.7	$26.4	$63.3	$48.1
Add: Amortization of acquired intangibles	1.1	1.2	2.1	2.3
Add: Restructuring and other costs	0.7	0.1	0.8	1.3
Other, rounding	—	(0.1)	—	—
Adjusted Operating Income	$36.5	$27.6	$66.2	$51.7

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended		Six Months Ended
Aviation Segment	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross Profit, GAAP (1)	$12.4	$9.8	$25.0	$16.9
Add: Depreciation and amortization	1.1	1.0	2.2	2.1
Add (Subtract): Restructuring and other costs	—	(0.1)	—	0.5
Add: Non-cash impairment charges	—	—	—	0.1
Other, rounding	—	—	—	(0.1)
Adjusted Gross Profit	$13.5	$10.7	$27.2	$19.5

General and administrative expenses, GAAP	$2.9	$2.7	$5.6	$5.7
Add (Subtract): Restructuring and other costs	0.5	—	0.4	(0.5)
Other, rounding	(0.1)	—	(0.1)	(0.1)
Adjusted G&A	$3.3	$2.7	$5.9	$5.1

Operating income, GAAP	$8.5	$6.0	$16.6	$9.1
Add: Amortization of acquired intangibles	1.0	1.0	2.8	2.0
Add: Restructuring and other costs	(0.5)	(0.1)	(0.4)	1.0
Add: Non-cash impairment charges	—	—	—	0.1
Other, rounding	0.1	—	—	—
Adjusted Operating Income	$9.1	$6.9	$19.0	$12.2

(1) GAAP gross profit updated to include depreciation and amortization expense

SP Plus Corporation
Summary Consolidated Balance Sheets

(millions, except for share and per share data)
	June 30, 2022	December 31, 2021
Assets	(unaudited)
Cash and cash equivalents	$14.6	$15.7
Accounts and notes receivable, net	153.1	139.6
Prepaid expenses and other current assets	21.9	32.2
Total current assets	189.6	187.5
Right-of-use assets	182.2	201.2
Goodwill	526.6	526.6
Other intangible assets, net	51.3	54.4
Other assets, net	143.7	146.5
Total noncurrent assets	903.8	$928.7
Total assets	$1,093.4	$1,116.2
Liabilities and stockholders' equity
Accounts payable	$128.2	$118.5
Accrued and other current liabilities	111.4	123.3
Short-term lease liabilities	61.5	65.4
Current portion of long-term borrowings	12.1	25.6
Total current liabilities	313.2	332.8
Long-term borrowings, excluding current portion	297.2	298.4
Long-term lease liabilities	176.8	200.3
Other noncurrent liabilities	58.5	62.6
Total noncurrent liabilities	532.5	561.3
Total SP Plus Corporation stockholders' equity	247.8	222.5
Noncontrolling interest	(0.1)	(0.4)
Total stockholders' equity	247.7	222.1
Total liabilities and stockholders' equity	$1,093.4	$1,116.2

SP Plus Corporation
Summary Consolidated Statements of Cash Flows

(millions) (unaudited)	Six Months Ended
	June 30, 2022	June 30, 2021
Net cash provided by operating activities	$35.7	$23.3
Net cash used in investing activities	(10.7)	(5.2)
Net cash used in financing activities	(26.0)	(16.3)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.1
(Decrease) increase in cash and cash equivalents	(1.1)	1.9
Cash and cash equivalents at beginning of year	15.7	13.9
Cash and cash equivalents at end of year	$14.6	$15.8
Supplemental disclosures
Cash paid (received) during the period for
Interest	$7.8	$9.8
Income taxes	($12.7)	$0.6

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net cash provided by operating activities	$9.3	$24.3	$35.7	$23.3
Net cash used in investing activities, less acquisition of business	(8.5)	(2.6)	(10.7)	(5.2)
plus: Acquisition of other intangible assets	1.8	—	1.8	—
Distributions to noncontrolling interests	(0.7)	(0.8)	(1.2)	(1.2)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.1	(0.1)	0.1
Other, rounding	—	—	—	0.1
Free cash flow	$1.7	$21.0	$25.5	$17.1

SP Plus Corporation
Commercial Segment Facilities

	June 30, 2022	December 31, 2021	June 30, 2021
Leased facilities	428	423	421
Managed facilities	2,660	2,601	2,560
Total Commercial Segment facilities	3,088	3,024	2,981

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

	Previous 2022 Outlook		Revised 2022 Outlook (1)

Gross profit, GAAP (2)	$188 - $208 million		$203 - $223 million
plus: Depreciation and amortization	Approximately $12 million		Approximately $12 million
Adjusted Gross Profit	$200 - $220 million		$215 - $235 million

Net income attributable to SP Plus, GAAP	$50 - $55 million		$53 - $58 million
plus: Income tax expense	$19 - $22 million		$20 - $23 million
plus: Interest expense, net of interest income	$16 - $18 million		$16 - $18 million
plus: Total depreciation and amortization expense	Approximately $25 million		Approximately $25 million
Adjusted EBITDA	$110 - $120 million		$115 - $125 million

		Per Share		Per Share (3)
Net income attributable to SP Plus, GAAP	$50 - $55 million	$2.31 - $2.55	$53 - $58 million	$2.52 - $2.76
plus: Amortization of acquired intangibles, after tax	Approximately $6 million		Approximately $7 million
Adjusted net income attributable to SP Plus	$56 - $61 million	$2.59 - $2.83	$60 - $65 million	$2.86 - $3.10

Net cash from operating activities (4)	$83 - $98 million		$90 - $104 million
less: Capital expenditures, net	$10 - $15 million		$12 - $16 million
less: Distributions to noncontrolling interests	Approximately $3 million		Approximately $3 million
Free cash flow (4)	$70 - $80 million		$75 - $85 million

(1) 2022 Outlook assumes no meaningful restructuring or other non-routine costs in the 2nd half of 2022
(2) GAAP gross profit updated to include depreciation and amortization expense
(3) Assumes approximately 21.2 million fully diluted weighted average shares outstanding in 2022
(4) Includes receipt of $20.5 million tax refund that was delayed from 2021